Exhibit 10.5

MANAGEMENT SUBSCRIPTION AGREEMENT

(Co-Investment Units)

THIS MANAGEMENT SUBSCRIPTION AGREEMENT (this “Agreement”) by and between 313 Acquisition LLC, a Delaware limited liability company (the “Company”), and the individual named on the Executive Master Signature Page hereto (“Executive”) is made as of the date set forth on such Executive Master Signature Page hereto.

WHEREAS, on the terms and subject to the conditions hereof, Executive desires to subscribe for and acquire from the Company, and the Company desires to issue and provide to Executive, the Company’s Class A Units (the “Co-Investment Units”), in each case in the amount set forth on Executive’s Master Signature Page, as hereinafter set forth;

WHEREAS, this Agreement is one of several agreements being entered into by the Company with certain persons who are or will be directors or key employees or advisors of the Company or one or more Subsidiaries (collectively with Executive, the “Management Investors”) as part of a management equity purchase plan designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act (as defined below);

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.	Definitions.

1.1 Affiliate. An “Affiliate” of, or Person “Affiliated” with, a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

1.2 Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.3 Board. The “Board” shall mean the Board of Directors of 313 Acquisition LLC.

1.4 Cause. The term “Cause” shall have the meaning ascribed to such term in Executive’s current Employment Agreement with the Company or one of its affiliates, as may be amended, modified or supplemented from time to time (the “Employment Agreement”).

1.5 Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

1.6 Closing Date. The term “Closing Date” shall have the meaning set forth in Section 2.2.

1.7 Code. The term “Code” means the Internal Revenue Code of 1986, as amended.

1.8 Company. The term “Company” shall have the meaning set forth in the preface.

1.9 Contribution Amount. The term “Contribution Amount” shall have the meaning set forth in Section 2.1.

1.10 Disability. The term “Disability” shall have the meaning ascribed to such term in Executive’s Employment Agreement.

1.11 Executive. The term “Executive” shall have the meaning set forth in the preface.

1.12 LLC Agreement. The term “LLC Agreement” shall mean the LLC Agreement dated as of the Closing Date among the Company and its members, as it may be amended or supplemented thereafter from time to time.

1.13 Management Investors. The term “Management Investors” shall have the meaning set forth in the preface.

1.14 Permitted Transferee. The term “Permitted Transferee” means any Person to whom Executive transfers Co-Investment Units in accordance with the LLC Agreement and the Securityholders Agreement (other than the Sponsor and the Company and their respective Affiliates and except for transfers pursuant to a Public Offering).

1.15 Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

1.16 Public Offering. The term “Public Offering” shall have the meaning set forth in the LLC Agreement.

1.17 Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.18 Securityholders Agreement. The term “Securityholders Agreement” shall mean the Securityholders Agreement dated as of the Closing Date among the Sponsor, the Management Investors and the Company, as it may be amended or supplemented thereafter from time to time.

1.19 Sponsor. The term “Sponsor” means The Blackstone Group, L.P.

1.20 Subsidiary. The term “Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

1.21 Transaction Agreement. The term “Transaction Agreement” means the Transaction Agreement dated as of September 16, 2012 between the Company; 313 Group Inc., 313 Technologies Inc., 313 Solar Inc., APX Group, Inc., a Delaware corporation (“APX”), V Solar Holdings, Inc., a Delaware corporation (“Solar”), 2GIG Technologies, Inc., a Delaware corporation (“2GIG”), and the representatives party thereto.

1.22 Vivint Shares. The term “Vivint Shares” means shares of capital stock of APX, Solar and/or 2GIG.

2.	Subscription for Co-Investment Units.

2.1 Contribution for Co-Investment Units.

(a) Pursuant to the terms and subject to the conditions set forth in this Agreement, Executive hereby subscribes for, and the Company hereby agrees to issue to Executive on the Closing Date, the number of Co-Investment Units calculated pursuant to Executive’s Master Signature Page in exchange for a contribution of the amount of (x) cash calculated pursuant to Executive’s Master Signature Page, (y) Vivint Shares calculated pursuant to Executive’s Master Signature Page or (z) a combination of cash and Vivint Shares calculated pursuant to Executive’s Master Signature Page (collectively, the “Contribution Amount”). The contribution in exchange for Co-Investment Units is intended to be treated as a contribution governed by Section 721 of the Code. The Executive shall provide the Company with information necessary for the Company to prepare its tax returns, including the Executive’s tax basis in each Vivint Share contributed by to the Company.

(b) Executive acknowledges and agrees that, in accordance with the terms of this Agreement and the Transaction Agreement, the Vivint Shares included in Executive’s Contribution Amount (the “Contributed Shares”), along with all rights and interests therein, shall belong to the Company, except that Executive will retain all rights in respect of amounts required to be paid into certain “Escrow Funds” under the Transaction Agreement in respect of such Contributed Shares, which amounts will be paid into such Escrow Funds under the Transaction Agreement and an “Escrow Agreement” to be entered into by the Company pursuant to the Transaction Agreement and will otherwise be treated for all purposes under the Transaction Agreement and such Escrow Agreement as if such Contributed Shares were still held by the Executive at the Effective Time of the Mergers under the Transaction Agreement. Executive further acknowledges and agrees that, the Transaction Agreement provides that the Executive will retain the right to receive any payments from the Escrow Funds in respect of such Contributed Shares when, if and to the extent such amounts would have become payable to Executive if Executive held such Contributed Shares at the Effective Time of the Mergers (collectively, the “Post-Closing Payments”). In order to receive such Post-Closing Payments, Executive will submit the appropriate “Acknowledgment/Release Letter” under and as required by the Transaction Agreement to the Company in respect of the Contributed Shares. Executive hereby acknowledges that, except as otherwise set forth in this Section 2.1(b), Executive will not receive any cash payment for the Contributed Shares under the Transaction Agreement and that the Post-Closing Payments outlined in this Section 2.1(b) are contingent upon various factors set forth in the Transaction Agreement and the Escrow Agreement and that there is no assurance that any Post-Closing Payments will be made to Executive.

2.2 The Closing. The closing (the “Closing”) of the issuance of Co-Investment Units hereunder shall take place immediately prior to the “Effective Time” of the “Mergers” under the

Transaction Agreement (the “Closing Date”). At least two business days prior to the Closing, Executive shall deliver to the Company the cash portion of the Contribution Amount, payable by delivery of the amount in cash set forth on Executive’s Master Signature Page, by delivery of a cashier’s or certified check or by wire transfer in immediately available funds. At the Closing, Executive shall execute and deliver any stock power or other transfer documents necessary to effect the contribution of the Vivint Shares.

2.3 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue, sell or grant to Executive any Co-Investment Units unless (i) Executive is an employee of, or consultant to, the Company or one of its Subsidiaries on the Closing Date; (ii) the representations of Executive contained in Section 3 hereof are true and correct in all material respects as of the Closing Date and (iii) Executive is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Executive on or prior to the Closing Date.

3.	Investment Representations and Covenants of Executive.

3.1 Co-Investment Units Unregistered. Executive acknowledges and represents that Executive has been advised by the Company that:

(a) the offer and sale of the Co-Investment Units have not been registered under the Securities Act;

(b) the Co-Investment Units must be held indefinitely and Executive must continue to bear the economic risk of the investment in the Co-Investment Units unless the offer and sale of such Co-Investment Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the LLC Agreement or the Securityholders Agreement);

(c) there is no established market for the Co-Investment Units and it is not anticipated that there will be any public market for the Co-Investment Units in the foreseeable future; and

(d) a notation shall be made in the appropriate records of the Company indicating that the Co-Investment Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Co-Investment Units.

3.2 Additional Investment Representations. Executive represents and warrants that:

(a) Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the Co-Investment Units for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s investment in the Co-Investment Units;

(b) Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Co-Investment Units;

(c) Executive understands that the Co-Investment Units are a speculative investment which involves a high degree of risk of loss of Executive’s investment therein, there are substantial restrictions on the transferability of the Co-Investment Units and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Co-Investment Units and, accordingly, it may not be possible for Executive to liquidate Executive’s investment in case of emergency, if at all;

(d) Executive understands and has taken cognizance of all the risk factors related to the purchase of the Co-Investment Units and, other than as set forth in this Agreement, no representations or warranties have been made to Executive or Executive’s representatives concerning the Co-Investment Units or the Company or their prospects or other matters;

(e) Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the LLC Agreement, the Securityholders Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Co-Investment Units and to obtain any additional information which Executive deems necessary;

(f) all information which Executive has provided to the Company and the Company’s representatives concerning Executive and Executive’s financial position is complete and correct as of the date of this Agreement; and

(g) Executive is or is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, as indicated on Executive’s Master Signature Page.

3.3 Other Representations. Executive acknowledges that the Sponsor and its Affiliates may, from time to time, provide services to the Company and its Affiliates for which a fee will be paid by the Company or its Affiliates, including an annual monitoring/advisory fee. Such services and fees will be in accordance with the terms of the agreement covering services and fees and related matters as previously provided to Executive (the “Services Agreement”), or in accordance with the terms of another agreement, provided that the terms of any other agreement are not materially less favorable in the aggregate to the Company than those contained in the Services Agreement.

4.	Miscellaneous.

4.1 Transfers. Prior to the transfer of Co-Investment Units to a Permitted Transferee, Executive shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Co-Investment Units transferred to such Person will continue to be Co-Investment Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Co-Investment Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Co-Investment Units as the owner of such Co-Investment Units for any purpose.

4.2 Recapitalizations, Exchanges, Etc., Affecting Co-Investment Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Co-Investment Units, to any and all (i) securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Co-Investment Units, by reason of any dividend payable in Co-Investment Units, issuance of Co-Investment Units, combination, recapitalization, reclassification, merger, consolidation or otherwise and (ii) securities of any Subsidiary of the Company or any of its or their successors or assigns (whether by merger, consolidation, sale of assets or otherwise) upon distribution of such securities to any holder of Co-Investment Units by reason of any dividend to such holder paid in such securities.

4.3 Executive’s Employment by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to employ Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such Subsidiary) from terminating the employment of Executive at any time or for any reason whatsoever, with or without Cause.

4.4 Cooperation. Executive agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

4.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Transferee shall derive any rights under this Agreement unless and until such Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that the Sponsor is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

4.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

4.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware. Each of Executive and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

4.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

c/o 313 Acquisition LLC

4931 North 300 West

Provo, Utah 84604

Attention: General Counsel

and

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attention: Peter Wallace

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attn: Gregory T. Grogan

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

4.9 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, subject to the proviso in the first sentence of this Section.

4.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.11 Injunctive Relief. Executive and Executive’s Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

4.12 Rights Cumulative; Waiver. The rights and remedies of Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

*     *     *     *     *

*     *     *     *     *

This Management Subscription Agreement between the Company and the Executive named on the Executive Master

Signature Page hereto is dated and executed as of the date set forth on such Executive Master Signature Page.

*     *     *     *     *